General Housewares Re:
$20,000,000 8.41% Senior Notes
Corp. Note Agreement Dated as of November 15, 1994
Due November 15, 2004


                               TABLE OF CONTENTS


                          (NOT A PART OF THE AGREEMENT

 SECTION                            HEADING                                 PAGE

SECTION 1.   DESCRIPTION OF NOTES AND COMMITMENT.......... ....................1

  Section 1.1.  Description of Notes...........................................1
  Section 1.2.  Commitment, Closing Date.......................................2
  Section 1.3.  Other Agreements...............................................2

SECTION 2.    PREPAYMENT OF NOTES..............................................2

  Section 2.1.  Required Prepayments...........................................2
  Section 2.2  Optional Prepayment with Premium................................2
  Section 2.3.  Notice of Optional Prepayments.................................3
  Section 2.4.  Application of Prepayments.....................................3
  Section 2.5.  Direct Payment.................................................3

SECTION 3.    REPRESENTATIONS..................................................4

  Section 3.1.  Representation of the Company..................................4
  Section 3.2.  Representation of the Purchaser................................4

SECTION 4.    CLOSING CONDITIONS...............................................4

  Section 4.1.  Conditions.....................................................4
  Section 4.2.  Waiver of Conditions...........................................6

SECTION 5.    COMPANY COVENANTS................................................6

  Section 5.1.  Corporate Existence, Etc.......................................6
  Section 5.2.  Insurance......................................................6
  Section 5.3.  Taxes, Claims for Labor and Materials;
                Compliance with Laws...........................................6
  Section 5.4.  Maintenance....................................................7
  Section 5.5.  Nature of Business.............................................7
  Section 5.6.  Current Ratio..................................................7
  Section 5.7.  Fixed Charges Coverage Ratio...................................7
  Section 5.8.  Consolidated Net Worth.........................................7
  Section 5.9.  Limitations on Funded Debt and Current Debt....................7
  Section 5.10. Limitation on Liens............................................8
  Section 5.11. Investments...................................................10
  Section 5.12. Restricted Payments...........................................11
  Section 4.15. Mergers, Consolidations and Sales of Assets...................12

  Section 5.14. Repurchase of Notes...........................................14
  Section 5.15. Transactions with Affiliates..................................14
  Section 5.16. Reports and Rights of Inspection..............................14

SECTION 6.    EVENTS OF DEFAULT AND REMEDIES THEREFOR.........................17

  Section 6.1.  Events of Default.............................................17
  Section 6.2.  Notice to Holders.............................................18
  Section 6.3.  Acceleration of Maturities....................................19
  Section 6.4.  Recission of Acceleration.....................................19

SECTION 7.    AMENDMENTS, WAIVERS AND CONSENTS................................20

  Section 7.1.  Consent Required..............................................20
  Section 7.2.  Solicitation of Holders.......................................20
  Section 7.3.  Effect of Amendment or Waiver.................................20

SECTION 8.    INTERPRETATION OF AGREEMENT; DEFINITIONS........................20

  Section 8.1.  Definitions...................................................20
  Section 8.2.  Accounting Principles.........................................28
  Section 8.3.  Directly or Indirectly........................................28

SECTION 9.    MISCELLANEOUS...................................................28

  Section 9.1.  Registered Notes..............................................28
  Section 9.2.  Exchange of Notes.............................................29
  Section 9.3.  Loss, Theft, Etc. of Notes....................................29
  Section 9.4.  Expenses, Stamp Tax Indemnity.................................29
  Section 9.5.  Powers and Rights Not Waived; Rememdies
                Cumulative....................................................30
  Section 9.6.  Notices.......................................................30
  Section 9.7.  Successors and Assigns........................................30
  Section 9.8.  Survival of Covenants and Representations.....................30
  Section 9.9.  Severability..................................................31
  Section 9.10. Governing Law.................................................31
  Section 9.11. Captions......................................................31

Signature Page................................................................32




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

ATTACHMENTS TO NOTE AGREEMENT:


Schedule I    Names and Addresses of Purchasers and Amounts of Commitments

Schedule II   Description of Debt and Leases; Subsidiaries of the Company

Schedule III  Liens Existing as of the Closing Date Securing Funded Debt
               of the Company and Its Restricted Subsidiaries

Exhibit A     Form of 8.41% Senior Note Due November 15, 2004

Exhibit B     Representations and Warranties of the Company

Exhibit C     Description of Special Counsel's Closing Opinion

Exhibit D     Description of Closing Opinion of Counsel to the Company

                            GENERAL HOUSEWARES CORP.
                               1536 Beech Street
                           Terre Haute, Indiana 47804

                                 NOTE AGREEMENT

Re:                        $20,000,000 8.41% Senior Notes
                             Due November 15, 2004


                                                                     Dated as of
                                                               November 15, 1994


To the Purchaser named in Schedule I
hereto which is a signatory of this
Agreement

Ladies and Gentlemen:

         The undersigned, General Housewares Corp., a Delaware corporation (the "Company"), agrees with you as follows:

SECTION 1.    DESCRIPTION OF NOTES AND COMMITMENT.

     Section 1.1. Description of Notes. The Company will authorize the issue and sale of $20,000,000 aggregate principal amount of its 8.41 % Senior Notes (the "Notes") to be dated the date of issue, to bear interest from such date at the rate of 8.41% per annum, payable semiannually on the fifteenth day of May and November in each year (commencing May 15, 1995) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment payment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 9.41 % per annum after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on November 15, 2004, and to be substantially in the form attached hereto as Exhibit A. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and the amounts and with the premium, if any, set forth in Section 2 of this Agreement. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement and the separate agreements with the other purchasers named in Schedule I. You and the other purchasers named in Schedule I are hereinafter sometimes referred to as the "Purchasers". The terms which are capitalized herein shall have the meanings set forth in Section 8.1 unless the context shall otherwise require.

     Section 1.2. Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes in the principal amount set forth opposite your name on
Schedule I hereto at a price of 100% of the principal amount thereof on the Closing Date hereafter mentioned.

     Delivery of the Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of Harris Trust and Savings Bank, Chicago, Illinois, in the amount of the purchase price at 10:00 A.M., Chicago, Illinois, time on November 30, 1994 or such later date as shall mutually be agreed upon by the Company and the Purchasers (the "Closing Date"). The Notes delivered to you on the Closing Date will be delivered to you in the form of a single registered Note in the form attached hereto as Exhibit A for the full amount of your purchase (unless different denominations are specified by you), registered in your name or in the name of such nominee, as may be specified in Schedule I attached hereto.

     Section 1.3 Other Agreements. Simultaneously with the execution and delivery of this Agreement, the Company is entering into similar agreements with the other Purchasers under which such other Purchasers agree to purchase from the Company the principal amount of Notes set opposite such Purchasers' names in
Schedule I, and your obligation and the obligations of the Company hereunder are subject to the execution and delivery of the similar agreements by the other Purchasers. This Agreement and said similar agreements with the other Purchasers are herein collectively referred to as the "Agreements". The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser.

SECTION 2. PREPAYMENT OF NOTES.

     Section 2.1 Required Prepayments. In addition to paying the entire outstanding principal amount and the interest due on the Notes on the maturity date thereof, the Company agrees that on November 15 in each year, commencing November 15, 1998 and ending November 15, 2003, both inclusive, it will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Notes an amount equal to the lesser of (a) $2,857,142 or (b) the principal amount of the Notes then outstanding. The entire remaining principal amount of the Notes shall become due and payable on November 15, 2004. No premium shall be payable in connection with any required prepayment made pursuant to this Section 2.1. In the event that the Company shall prepay less than all of the Notes pursuant to Section 2.2 hereof, the amount of such prepayment shall be deemed to be applied first to the amount of principal scheduled to be paid at maturity and then to the remaining scheduled principal payments in inverse order of their scheduled maturities.

     Section 2.2. Optional Prepayment with Premium. In addition to the payments required by Section 2.1, upon compliance with Section 2.3, the Company shall have the privilege, at any time and from time to time of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $1,000,000), by payment of the principal amount of the

Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of five Business Days prior to the date of such prepayment pursuant to this Section 2.2.

     Section 2.3. Notice of Optional Prepayments. The Company will give notice of any prepayment of the Notes pursuant to Section 2.2 to each holder thereof not less than 15 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such date, (b) the principal amount of the holder's Notes to be prepaid on such date, (c) that a premium may be payable,
(d) the date when such premium will be calculated, (e) the estimated premium, together with a reasonably detailed computation of such estimated premium, and
(f) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Two Business Days prior to the prepayment date specified in such notice, the Company shall provide each holder of a Note written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

     Section 2.4. Application of Prepayments. All partial prepayments made pursuant to Section 2.1 or Section 2.2 shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof.

     Section 2.5. Direct Payment. Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by you or your nominee or owned by any subsequent Institutional Holder which has given written notice to the Company requesting that the provisions of this Section 2.5 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to you, to your nominee or to such subsequent Institutional Holder at your address or your nominee's address set forth in Schedule I hereto or such other address as you, your nominee or such subsequent Institutional Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is designated for you or your nominee on Schedule I hereto or in any written notice to the Company from you, from your nominee or from any such subsequent Institutional Holder, the Company will make such payments in immediately available funds to such bank account, no later than 11:00 A.M. Chicago, Illinois time on the date due, marked for attention as indicated, or in such other manner or to such other account in any United States bank as you, your nominee or any such subsequent Institutional Holder may from time to time direct in writing. If for any reason whatsoever the Company makes any such payment after such 11:00 A.M. transmittal time on the due date or after 11:00 A.M. Chicago, Illinois time on any date after the due date, such payment shall be deemed to have been made on the next following Business

Day and for any overdue period such payment shall bear interest at the rate of 9.41% per annum as provided in Section 1.1 of this Agreement.

SECTION 3   REPRESENTATIONS.

     Section 3.1. Representations of the Company. The Company represents and warrants that all representations and warranties set forth in Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

     Section 3.2. Representations of the Purchaser. (a) You represent, and in entering into this Agreement the Company understands, that you are acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes; it being understood, however, that the disposition of your property shall at all times be and remain within your control.

     (b) You further represent that either: (1) you are acquiring Notes with assets from your general account and not with the assets of any separate account in which any employee benefit plan has any interest; (2) no part of the funds to be used by you to purchase the Notes constitutes assets allocated to any separate account maintained by you such that the application of such funds constitutes a prohibited transaction under Section 406 of ERISA; or (3) all or a part of such funds constitute assets of one or more separate accounts, trusts or a commingled pension trust maintained by you, and you have disclosed to the Company the names of such employee benefit plans whose assets in such separate account or accounts or pension trusts exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account or accounts or trusts as of the date of such purchase and the Company has advised you in writing (and in making the representations set forth in this clause (3) you are relying on such advice) that the Company is not a party-in-interest nor are the Notes employer securities with respect to the particular employee benefit plan disclosed to the Company by you as aforesaid (for the purpose of this clause
(3), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan). As used in this Section 3.2(b), the terms "Separate Account", "Party-in-Interest", "Employer Securities" and "Employee Benefit Plan" shall have the respective meanings assigned to them in ERISA.

SECTION 4.  CLOSING CONDITIONS.

     Section 4.1. Conditions. Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

          (a) Closing Certificate. You shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Company, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you and to the effect that (1) the representations and warranties of the Company set forth in Exhibit B hereto are true and correct on and with respect to the Closing Date, (2) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (3) no Default or Event of Default has occurred and is continuing.

          (b) Legal Opinions. You shall have received from Chapman and Cutler, who are acting as your special counsel in this transaction, and from Gordon
     R. Erickson, Esq., General Counsel for the Company, their respective opinions dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibits C and D, respectively, hereto.

          (c) Company's Existence and Authority. On or prior to the Closing Date, you shall have received, in form and substance reasonably satisfactory to you and your special counsel, such documents and evidence with respect to the Company as you may reasonably request in order to establish the existence and good standing of the Company and the authorization of the transactions contemplated by this Agreement.

          (d) Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement and the other agreements referred to in Section 1.3.

          (e) Private Placement Number. On or prior to the Closing Date, special counsel to the Purchasers shall have duly made the appropriate filings with Standard & Poor's CUSIP Service Bureau, as agent for the National
     Association of Insurance Commissioners, in order to obtain a private placement number for the Notes.

          (f) Funding Instructions. At least three Business Days prior to the Closing Date, you shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of funds and setting forth (1) the name and address of the transferee bank,
     (2) such transferee bank's ABA number, (3) the account name and number into which the purchase price for the Notes is to be deposited, and (4) the name and telephone number of the account representative responsible for verifying receipt of such funds.

          (g) Legality of Investment. The Notes to be purchased by you shall be a legal investment for you under the laws of each jurisdiction to which you may be subject (without resort to any so-called "Basket Provisions" to such laws).

          (h) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

     Section 4.2. Waiver of Conditions. If on the Closing Date the Company fails to tender to you the Notes to be issued to you on such date or if the conditions specified in Section 4.1 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in Section 4.1 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this Section 4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company.

SECTION  5.  COMPANY COVENANTS.

     From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

     Section 5.1. Corporate Existence, Etc. The Company will preserve and keep in full force and effect, and will cause each Restricted Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business, provided that the foregoing shall not prevent any transaction permitted by Section 5.13.


     Section 5.2. Insurance. The Company will maintain, and will cause each Restricted Subsidiary to maintain, insurance coverage by financially sound and reputable insurers and in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

     Section 5.3. Taxes,  Claims for Labor and Materials,  Compliance with Laws.
(a) The Company will promptly pay and discharge, and will cause each Restricted Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Restricted Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Restricted Subsidiary; provided the Company or such Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (1) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Restricted Subsidiary or any material interference with the use thereof by the Company or such Restricted Subsidiary, and (2) the Company or such Restricted Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto.

     (b) The Company will promptly comply and will cause each Restricted Subsidiary to promptly comply with all laws, ordinances or governmental rules and regulations to which it is subject, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all Environmental Laws, the violation of which could materially and adversely affect the properties, business, prospects, profits or conditions (financial otherwise) of the Company and its Restricted Subsidiaries or would result in any Lien not permitted under Section 5.10.

     Section 5.4. Maintenance, Etc. The Company will maintain, preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

     Section 5.5. Nature of Business. Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of this Agreement.

     Section 5.6. Current Ratio. The Company will at all times keep and maintain the ratio of Consolidated Current Assets to Consolidated Current Liabilities at not less than 1.5 to 1.0.

     Section 5.7. Fixed Charges Coverage Ratio. The Company will keep and maintain the ratio of Earnings Available for Fixed Charges to Fixed Charges as of the end of each fiscal quarter for the immediately preceding period of four consecutive fiscal quarters (taken as a single accounting period) at not less than 1.75 to 1.00.

     Section 5.8. Consolidated Net Worth. The Company will at all times keep and maintain Consolidated Net Worth at an amount not less than the sum of (i) $40,000,000 plus (ii) 50% of positive Consolidated Net Income earned by the Company during each completed fiscal quarter on a cumulative basis (without deduction for a net loss during a fiscal quarter) from September 30, 1994 through and including the date of determination.

     Section 5.9. Limitation on Funded Debt and Current Debt. (a) The Company will not create, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Funded Debt, and the Company will not permit any Restricted Subsidiary to create, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Current Debt or Funded Debt, except:

          (1) Funded Debt evidenced by the Notes;

          (2) Funded Debt of the Company and Current Debt and Funded Debt of its Restricted Subsidiaries outstanding as of the date of this Agreement and described on Schedule II hereto;

          (3) other Funded Debt of the Company and other Current Debt and Funded Debt of its Restricted Subsidiaries, provided that at the time of creation, issuance, assumption, guarantee or incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

               (i)  Consolidated  Funded  Debt will not exceed 50% of the sum of
          (A) Consolidated Funded Debt plus (B) Consolidated Net Worth, and

               (ii) in the case of the issuance of any Current Debt or Funded Debt of a Restricted Subsidiary other than Current Debt or Funded Debt described in Section 5.9(a)(4), the aggregate amount of Current Debt and Funded Debt of all Restricted Subsidiaries shall not exceed 10% of Consolidated Net Worth; and

          (4) Current Debt or Funded Debt of a Restricted Subsidiary to the Company or to a Wholly-owned Restricted Subsidiary.

     (b) The renewal, extension or refunding of any Funded Debt or Current Debt, issued, incurred or outstanding pursuant to Section 5.9(a) shall constitute the issuance of additional Funded Debt or Current Debt, as the case may be, which is, in turn, subject to the limitations of the applicable provisions of Section 5.9(a).

     (c) Any corporation which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this Section 5.9 be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Funded Debt and Current Debt of such corporation existing immediately after it becomes a Restricted Subsidiary.

     Section 5.10. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

          (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by
     Section 5.3;

          (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

          (c) Liens incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorneys' liens and statutory landlords' liens) and deposits, pledges or Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

          (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

          (e) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to a Wholly-owned Restricted Subsidiary;

          (f) Liens securing Funded Debt of the Company or any Restricted Subsidiary outstanding on the Closing Date and described on Schedule III hereto;

          (g) Liens created or incurred after the Closing Date given to secure the payment of, or to secure Indebtedness incurred to provide funds for the payment of, the purchase price incurred in connection with the acquisition or purchase of fixed assets useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition or purchase by the Company or a Restricted Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition or purchase, provided that (1) the Lien shall attach solely to the fixed assets acquired or purchased, (2) such Lien shall have been created or incurred within six months of the date of acquisition or purchase, (3) at the time of acquisition or purchase of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets, whether or not assumed by the Company or a Restricted Subsidiary, shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition or purchase of such fixed assets (as determined in good faith by the Board of Directors of the Company), and (4) all such Indebtedness shall have been incurred within the applicable limitations provided in Section 5.6 and Section 5.9(a)(3); and

          (h) Liens created or incurred after the Closing Date given to secure Indebtedness of the Company or any Restricted Subsidiary in addition to the Liens permitted by the preceding clauses (a) through (g) hereof, provided that (1) all Indebtedness secured by Liens created or incurred pursuant to this Section 5.10(h) shall not at any time exceed 10% of Consolidated Net Worth, and (2) all such Indebtedness shall have been incurred within the applicable limitations provided in Section 5.6 and Section 5.9(a)(3).

     Section 5.11. Investments. The Company will not, and will not permit any Restricted Subsidiary to, make any Investments, other than:

          (a) Investments by the Company and its Restricted Subsidiaries in and to Restricted Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Restricted Subsidiary;

          (b) Investments representing loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Restricted Subsidiary;

          (c) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

          (d) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is accorded the highest rating by Standard & Poor's Corporation, Moody's Investors Service, Inc. or another nationally recognized credit rating agency of similar standing;

          (e) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within twelve months from the date of acquisition thereof;

          (f) Investments in certificates of deposit maturing within one year from the date of issuance thereof issued by a bank or trust company organized under the laws of the United States or any State thereof having capital, surplus and undivided profits aggregating more than $250,000,000, provided that at the time of acquisition thereof by the Company or a Subsidiary, the senior unsecured long-term debt of such bank or trust company or of the holding company of such bank or trust company is rated "A" or better by Standard & Poor's Corporation or "A" or better by Moody's Investors Service, Inc. or an equivalent rating by another nationally recognized credit rating agency of similar standing;

          (g) Investments in certificates of deposit maturing within one year from the date of issuance thereof issued by a bank organized under the laws of the United States or any State thereof, provided that the aggregate amount of all Investments in certificates of deposit pursuant to the provisions of this paragraph (g) shall not at any time exceed $1,000,000;

          (h) Investments in marketable obligations of indebtedness maturing within 270 days from the date of acquisition thereof of any State, territory or possession of the United States or any political subdivision of any of the foregoing or the District of Columbia, which obligations at the time of acquisition by the Company or any Subsidiary, are rated "A" or better by Standard & Poor's Corporation or "A" or better by Moody's Investors Service, Inc. or an equivalent rating by another nationally recognized credit rating agency of similar standing;

          (i) Investments in any money market fund organized and existing under the laws of and doing business in any state of the United States which is classified as a current asset in accordance with GAAP, which is managed by a fund manager of recognized national standing and which invests substantially all of its assets in obligations described in clauses (d),
     (e), (f) and (h) of this Section 5.11; and

          (j) Other Investments of the Company and its Restricted Subsidiaries at any time owned not described in the foregoing clauses (a) through (i) of this Section 5.11, provided, that the aggregate amount of all such other Investments, including the Investment then proposed to be made, shall not exceed an amount equal to 10% of Consolidated Net Worth.

     In valuing any Investment for the purpose of applying the limitations set forth in this Section 5.11, such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less (i) any amount repaid or recovered on account of capital or principal and (ii) in the event any such Investment shall be either sold or otherwise disposed of or completely written off in accordance with GAAP and any resulting loss therefrom shall be required to be included in Consolidated Net Income, the amount of such loss.

     For purposes of this Section 5.11, at any time when a corporation becomes a Restricted Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Restricted Subsidiary, at such time.

     Section 5.12. Restricted Payments. (a) The Company will not except as hereinafter provided:

          (1) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of common stock of the Company);

          (2) Directly or indirectly, or through any Subsidiary or through any Affiliate of the Company, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than (i) in exchange for or out of the net cash proceeds to the Company from the substantially concurrent issue or sale of shares of common stock of the Company or warrants, rights or options to purchase or acquire any shares of its common stock, and (ii) payments to any officer of the Company in connection with the exercise of such officer's stock appreciation rights granted pursuant to stock purchase plans of the Company and/or its

     Restricted Subsidiaries, to the extent such payments are required to be deducted in the calculation of Consolidated Net Income); or

          (3) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock;

     (such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options and all such other payments or distributions being herein collectively called "Restricted Payments"), if after giving effect thereto the aggregate amount of Restricted Payments made during the period from and after December 31, 1993 to and including the date of the making of the Restricted Payment in question would exceed the sum of (A) $3,000,000 plus (B) 50% of Consolidated Net Income for the period from and after the Closing Date to and including the date of the making of the Restricted Payment in question, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit).

     (b) The Company will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.

     (c) For the purposes of this Section 5.12, the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

     (d) The Company will not authorize or make a Restricted Payment if after giving effect to the proposed Restricted Payment: (1) an Event of Default would exist or (2) the Company could not incur at least $1.00 of additional Funded Debt pursuant to Section 5.9(a)(3).

     Section 5.13. Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to (i) consolidate with or be a party to a merger with any other Person or (ii) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (d) of this Section 5.13) of the assets of the Company and its Restricted Subsidiaries (other than sales of goods or services in the ordinary course of business), provided, however, that:

          (1) any Restricted Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

          (2) the Company may consolidate or merge with any other corporation if
     (i) the Company shall be the surviving or continuing corporation, and (ii) at the time of any such consolidation or merger and after giving effect thereto (x) no Default or Event of Default shall have occurred and be continuing, and (y) the Company would be permitted to incur at least $1.00 of additional Funded Debt under the provisions of Section 5.9(a)(3); and

          (3) any Restricted Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Company or to any Wholly-owned Restricted Subsidiary.

     (b) The Company will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this
Section 5.13, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Company or a Wholly-owned Restricted Subsidiary, except (i) for the purpose of qualifying directors, or
(ii) in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Restricted Subsidiary whereby the Company and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary.

       (c) The Company will not sell, transfer or otherwise dispose of any shares of stock in any Restricted Subsidiary (except to qualify directors) or any Indebtedness of any Restricted Subsidiary, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-owned Restricted Subsidiary) any shares of stock or any Indebtedness of any other Restricted Subsidiary, unless:

          (1) simultaneously with such sale, transfer, or disposition, all shares of stock and all Indebtedness of such Restricted Subsidiary at the time owned by the Company and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

          (2) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the retention of such stock and Indebtedness is no longer in the best interests of the Company;

          (3) such stock and Indebtedness is sold, transferred or otherwise disposed of to a Person, for a cash consideration or other value and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

          (4) the Restricted Subsidiary being disposed of shall not have any continuing investment in the Company or any other Subsidiary not being simultaneously disposed of; and

          (5) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Company and its Restricted Subsidiaries.

     (d) As used in this Section 5.13, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Restricted Subsidiaries only if the book value of such assets when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries (other than sales of goods or services in the ordinary course of business) during the 12-month period ending with the date of such sale, lease or other disposition, exceeds 15% of the Consolidated Total Assets of the Company and its Restricted Subsidiaries determined as of the end of the immediately preceding fiscal year.

     Section 5.14. Repurchase of Notes. Neither the Company nor any Restricted Subsidiary, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Company or any Restricted Subsidiary repurchases or otherwise acquires any Notes, such Notes shall immediately thereafter be cancelled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the purchase or other acquisition of any Notes by the Company, any Restricted Subsidiary or any Affiliate, such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the holders of the Notes of any actions with respect hereto, including, without limitation,
Section 6.3, Section 6.4 and Section 7.1.

     Section 5.15. Transaction with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except (i) in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person other than an Affiliate, and
(ii) for arrangements which the Company shall enter into with the Gangelhoff Enterprises Trust regarding environmental cleanup costs and expenses for the Antrim, New Hampshire premises owned by Chicago Cutlery, Inc.

     Section 5.16. Reports and Rights of Inspection. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this Section 5.16 and concurred in by the independent public accountants referred to in Section 5.16(b)), and will furnish to you so long as you are the holder of any Note and to each other Institutional Holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

          (a) Quarterly Statements. As soon as available and in any event within 60 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

               (1) consolidated balance sheets of the Company and its Restricted Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended, and

               (2) consolidated statements of income, retained earnings and cash flows of the Company and its Restricted Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, all in reasonable detail and certified as complete and correct, subject to changes resulting from year-end adjustments, by an authorized financial officer of the Company;

          (b) Annual Statements. As soon as available and in any event within 120 days after the close of each fiscal year of the Company, copies of:

               (1) consolidated balance sheets of the Company and its Restricted Subsidiaries as of the close of such fiscal year, and

               (2) consolidated statements of income, retained earnings and cash flows of the Company and its Restricted Subsidiaries for such fiscal year, in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur) and present fairly the financial condition of the Company and its Restricted Subsidiaries and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards;

          (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Restricted Subsidiary, in either case taken as a whole, including, however, any other interim or special audit if such audit contains information which could materially and adversely affect the properties, business, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries;

          (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to its stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries;

          (e) Officer's Certificates.  Within the periods provided in paragraphs
     (a) and (b) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth:

               (1) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Section 5.6 through 5.15, inclusive, at the end of the period covered by the financial statements then being furnished, and

               (2) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

          (f) Accountant's Certificates. Within the period provided in paragraph
     (b) above, a certificate of the accountants who are reporting upon such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

          (g) Unresticted Subsidiaries. During any periods when there shall be one or more Unrestricted Subsidiaries:

               (1) if at the end of any fiscal quarter the book value of the assets of the Unrestricted Subsidiaries constitutes 20% or more of the total consolidated assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, then within the respective periods provided in paragraphs (a) and (b) above, quarterly financial statements for such fiscal quarter and annual financial statements for the year in which such fiscal quarter occurs, in each case of the character and as otherwise in said paragraphs (a) and (b) provided covering each Unrestricted Subsidiary (or groups of Unrestricted Subsidiaries on a consolidated basis); and

               (2) if the Company shall not be required to deliver financial statements of Unrestricted Subsidiaries pursuant to clause (1) of this paragraph (g) and if for any reason you and the other Institutional Holders shall not be receiving the financial statements of the Company and its consolidated Subsidiaries pursuant to paragraph (d) above, then within the respective periods provided in paragraphs (a) and (b) above, financial statements of the character and for the dates and periods as in said paragraphs (a) and (b) provided covering the Company and its consolidated Subsidiaries; and

          (h) Requested Information. With reasonable promptness, such other data and information as you or any such Institutional Holder may reasonably request.

Without limiting the foregoing, the Company will permit you, so long as you are the holder of any Note, and each Institutional Holder of the then outstanding Notes (or such Persons as either you or such Institutional Holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with you the finances and affairs of the Company and its Restricted Subsidiaries), all at such reasonable times and as often as may be reasonably requested. The Company shall not be required to pay or reimburse you or any such holder for expenses which you or any such holder may incur in connection with any such visitation or inspection.

SECTION 6.  EVENTS OF DEFAULT AND REMEDIES THERFOR.

     Section 6.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as such term is used herein:

          (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five days; or

          (b) Default shall occur in the making of any required prepayment on any of the Notes as provided in Section 2.1; or

          (c) Default shall occur in the making of any other payment of the principal of any Note or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

          (d) Default shall occur in the observance or performance of any covenant or agreement contained in Section 5.6 through Section 5.13 or
     Section 6.2; or

          (e) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the earlier of (1) the day on which a Responsible Officer of the Company first obtains knowledge of such default, or (2) the day on which written notice thereof is given to the Company by the holder of any Note; or

          (f) Default shall be made in the payment of the principal of or interest on any Indebtedness of the Company (other than the Notes) or any Restricted Subsidiary for borrowed money aggregating more than $2,000,000, as and when the same shall become due and payable by the lapse of time, by declaration, by call for redemption or otherwise, and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

          (g) Default or the happening of any event shall occur under any indenture, agreement, or other instrument under which any Indebtedness (other than the Notes) of the Company or any Restricted Subsidiary for borrowed money aggregating more than $1,000,000 may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Indebtedness of the Company or any Restricted Subsidiary outstanding thereunder; or

          (h) Any representation or warranty made by the Company herein, or made by the Company in any written statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

          (i) Final judgment or judgments for the payment of money aggregating in excess of $1,000,000 is or are outstanding against the Company or any Restricted Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

          (j) A custodian, receiver, liquidator or trustee of the Company or any Restricted Subsidiary, or of any of the property of either, is appointed or takes possession and such appointment or possession remains uncontested or in effect for more than 60 days; or the Company or any Restricted Subsidiary generally fails to pay its debts as they become due or admits in writing its inability to pay its debts as they mature; or the Company or any Restricted Subsidiary is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code against the Company or any Restricted Subsidiary; or any of the property of either is sequestered by court order and the order remains in effect for more than 60 days; or bankruptcy, reorganization, arrangement, or insolvency proceedings or other proceedings for relief under any bankruptcy or similar laws for relief of debtors, are instituted against the Company or any Restricted Subsidiary and are not stayed or dismissed within 60 days after filing; or

          (k) The Company or any Restricted Subsidiary files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, or insolvency law of any jurisdiction or similar laws for relief of debtors, whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, trustee or liquidator of the Company any Restricted Subsidiary, or any of the property of either.

     Section 6.2. Notice to Holders. When any Default or Event of Default has occurred, or if the holder of any Note or of any other evidence of Indebtedness for borrowed money of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company agrees to give written notice within three Business Days after the date on which a Responsible Officer of the Company acquires knowledge of such event, to all holders of the Notes then outstanding specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

     Section 6.3. Acceleration of Maturities. When any Event of Default described in paragraph (a), (b) or (c) of Section 6.1 has happened and is continuing, any holder of any Note may, and when any Event of Default described in paragraphs (d) through (i), inclusive, of said Section 6.1 has happened and is continuing, the holder or holders of 51% or more of the principal amount of the Notes at the time outstanding may, by notice in writing to the Company in the manner provided in Section 9.6, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (j) or (k) of Section 6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount, determined as of the date of declaration of an acceleration or, in the case of an Event of Default described in paragraph (j) or (k) of Section 6.1, the date of acceleration. No course of dealing on the part of the holder or holders of any Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

     Section 6.4. Rescission of Acceleration. The provisions of Section 6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through
(i), inclusive, of Section 6.1, the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

               (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

               (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 6.3) shall have been duly paid; and

               (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to Section 7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 7.  AMENDMENTS, WAIVERS AND CONSENTS.

     Section 7.1. Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided that without the written consent of the holders of all of the Notes then outstanding, no such amendment or waiver shall be effective (a) which will change the time of payment (including any prepayment required by Section 2.1) of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, or
(b) which will change any of the provisions with respect to optional prepayments, or (c) which will change the percentage of holders of the Notes required to consent to any such amendment or waiver of any of the provisions of this Section 7 or Section 6.

     Section 7.2. Solicitation of Holders. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered, on the same terms, ratably to the holders of all Notes then outstanding. Promptly and in any event within 30 days of the date of execution and delivery of any such waiver or amendment, the Company shall provide a true, correct and complete copy thereof to each of the holders of the Notes.

     Section 7.3. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 8.  INTERPRETATION OF AGREEMENT; DEFINITIONS.

     Section 8.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

       "Affiliate"  shall mean any Person  (other than a Restricted  Subsidiary)
(a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (b) which beneficially owns or holds 10% or more of any class of the Voting Stock of the Company or (c) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in Terre Haute, Indiana or Chicago, Illinois are required by law to close or are customarily closed.

     "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP prepared in accordance with GAAP.

       "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

       "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations from time to time promulgated thereunder.

       "Company" shall mean General Housewares Corp., a Delaware corporation, and any Person who succeeds to all, or substantially all, of the assets and business of General Housewares Corp.

       "Consolidated Current Assets" shall mean as of the date of any determination thereof such assets of the Company and its Restricted Subsidiaries on a consolidated basis as shall be determined in accordance with GAAP to constitute current assets.

       "Consolidated Current Liabilities" shall mean as of the date of any determination thereof such liabilities of the Company and its Restricted Subsidiaries on a consolidated basis as shall be determined in accordance with GAAP to constitute current liabilities, minus to the extent included therein, any payments in respect of Funded Debt that are required to be made within one year from the date of determination.

       "Consolidated Funded Debt" shall mean all Funded Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

     "Consolidated Net Income" for any period shall mean the net income of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, excluding unremitted earnings of Unrestricted Subsidiaries.

       "Consolidated Net Worth" shall mean, as of the date of any determination thereof, the total stockholder's equity of the Company and its Restricted Subsidiaries determined in accordance with GAAP.

       "Consolidated Total Assets" shall mean, as of the date of determination thereof, the total assets of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

       "Current Debt" of any Person shall mean as of the date of any determination thereof (a) all Indebtedness of such Person for borrowed money other than Funded Debt of such Person and (b) Guaranties by such Person of Current Debt of others.

     "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

       "Earnings Available for Fixed Charges" for any period shall mean the sum of (a) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (b) all provisions for any Federal, state or other income taxes made by the Company and its Restricted Subsidiaries during such period and (c) Fixed Charges during such period.

"Environmental Law" shall mean any international, federal, state or local statute, law, regulation, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of the Company and its Subsidiaries or the operation, construction or modification of any thereof, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1977, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990 and any similar or implementing state law, and any state statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof, and all rules, regulations, guidance documents and publications promulgated thereunder.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

       "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA. "Event of Default" shall have the meaning set forth in Section 6.1.

       "Fixed Charges" for any period shall mean on a consolidated basis the sum of (a) all Rentals (excluding all Capitalized Rentals) payable during such period by the Company and its Restricted Subsidiaries, and (b) all Interest Charges on all Indebtedness (including the interest component of all Capitalized Rentals) of the Company and its Restricted Subsidiaries.

       "Funded Debt" of any Person shall mean (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (b) all Capitalized Rentals of such Person, and (c) all Guaranties by such Person of Funded Debt of others.

     "GAAP" shall mean generally accepted accounting principles at the time.


     "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation, or (2) to maintain working capital or any balance sheet or income statement condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed.

     "Hazardous Substance" shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or federal authority having jurisdiction over the property of the Company and its Subsidiaries or its use, including but not limited to any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), as amended; (b) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

       "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) obligations to purchase any property or to obtain the services of another Person if the contract requires that payment for such property or services be made regardless of whether such property is delivered or such services are performed, except that no obligation shall constitute Indebtedness solely because the contract provides for commercially reasonable liquidated charges or reimbursement of expenses following cancellation, (e) Capitalized Rentals and (f) Guaranties of obligations of others of the character referred to in this definition.

       "Institutional Holder" shall mean any of the following Persons: (a) any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company, (d) any fraternal benefit society, (e) any pension, retirement or profit-sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g)any small business investment company licensed under the Small Business Investment Act of 1958, as amended,
(h) any broker or dealer registered under the Securities Exchange Act of 1934, as amended, or any investment adviser registered under the Investment Adviser Act of 1940, as amended, (i) any government, any public employees' pension or retirement system, or any other government agency supervising the investment of public funds, (j) any other entity all of the equity owners of which are Institutional Holders or (k) any other Person which may be within the definition of "qualified institutional buyer" as such term is used in Rule 144A, as from time to time in effect, promulgated under the Securities Act of 1933, as amended.

     "Interest Charges" for any period shall mean all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made.

       "Investments" shall mean all investments, in cash or by delivery of property, made directly or indirectly in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

       "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

       "Long-Term Lease" shall mean any lease of real or personal property (other than a Capitalized Lease) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years.

     "Make-Whole Amount" shall mean in connection with any prepayment or acceleration of the Notes the excess, if any, of (i) the aggregate present value as of the date of such prepayment of each dollar of principal being prepaid or paid (taking into account the application of such prepayment required by the last sentence of Section 2.1) and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such dollar if such prepayment or payment had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the outstanding Notes being prepaid or paid. If the Reinvestment Rate is equal to or higher than the interest rate on the Notes then applicable, the Make-Whole Amount shall be zero. For purposes of any determination of the Make-Whole
Amount:

          "Reinvestment Rate" shall mean (1) 0.50%, plus the yield to maturity of the United States Treasury obligations with a maturity (as compiled by and published on Telerate Page 5 or its successor not more than five
     Business Days immediately preceding the payment date) equal to the remaining Weighted Average Life to Maturity (rounded to the nearest month) of the principal being prepaid or paid (taking into account the application of each prepayment or payment required by the last sentence of Section 2.1) or (2) if such yield shall not have been so published, the Reinvestment Rate in respect of such payment date shall mean 0.50%, plus the mean of the yields to maturity of United States Treasury obligations (as compiled by and published in the United States Federal Reserve Bulletin or its successor publication for each of the two weeks immediately preceding the fifth Business Day prior to the payment date) with a constant maturity equal to the Weighted Average Life to Maturity of the principal being prepaid or paid (taking into account the application of each prepayment or payment required by the last sentence of Section 2.1). If no maturity determined pursuant to the preceding sentence exactly equals the Weighted Average Life to Maturity, yields for the next longer and the next shorter published maturities shall be calculated pursuant to the foregoing sentence and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis (rounding to the nearest month). If such yields shall not have been so published, the Reinvestment Rate in respect of such determination date shall be calculated on the basis of the arithmetic mean of the arithmetic means of the secondary market ask rates, as of approximately 3:30 P.M., New York City time, on the last business days of each of the two weeks preceding the payment date, for the actively traded U.S. Treasury security or securities with a maturity most closely corresponding to the remaining Weighted Average Life to Maturity, as reported by three primary United States Government securities dealers in New York City of national standing selected in good faith by the Company.

          "Weighted Average Life to Maturity" of the principal amount of the Notes being prepaid or paid shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (x) the remainder of (1) the amount of principal that would have become due on each scheduled payment date if such prepayment or payment had not been made, less (2) the amount of principal on the Notes scheduled to become due on such date after giving effect to such prepayment or payment and the application thereof in accordance with the last sentence of Section 2.1, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of such prepayment or payment, as the case may be, and such scheduled payment date, and (ii) totalling the products obtained in (i).

     "Minority Interests" shall mean any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

     "Multiemployer Plan" shall have the same meaning as in ERISA.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "Plan" shall mean a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

     "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

     "Purchasers" shall have the meaning set forth in Section 1.1.

     "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "Reportable Event" shall have the same meaning as in ERISA.

     "Responsible Officer" shall mean the chief executive officer, the chief operating officer or the chief financial officer.

     "Restricted  Subsidiary"  shall mean (i) any Subsidiary  which is listed on
Schedule II hereto as a Restricted Subsidiary, and (ii) any other Subsidiary (A) which is organized under the laws of the United States or any State thereof or of Canada or any Province thereof, (B) which conducts substantially all of its business and has substantially all of its assets within the United States or Canada, (C) of which more than 80% (by number of votes) of the Voting Stock is owned by the Company and/or one or more Wholly-owned Restricted Subsidiaries, and (D) which is designated as a Restricted Subsidiary by written notice of the President or any Vice President of the Company to the holders of the Notes; provided, however, that no such designation shall be effective unless (x) such Subsidiary shall never theretofore have been a Restricted Subsidiary, (y) immediately after such designation, the Company could incur at least $1.00 of additional Funded Debt under the limitation of Section 5.9(a)(3) and (z) no Default or Event of Default shall then exist and be continuing.

     "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     The term "subsidiary" shall mean as to any particular parent corporation any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

     "Unrestricted Subsidiary" shall mean any Subsidiary which is not a Restricted Subsidiary.

     "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).


     "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness for borrowed money shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

     Section 8.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

     Section 8.3. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 9.  MISCELLANEOUS.

     Section 9.1. Registered Notes. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes, and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided, any Note issued pursuant to this Agreement.

     At any time and from time to time the holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the holder of such Note or its attorney duly authorized in writing.

     The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any Note shall be made to or upon the written order of such holder.

     Section 9.2. Exchange of Notes. At any time and from time to time, upon not less than five days' notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to Section 9.1, this Section 9.2 or Section 9.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to such holder, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $200,000 (or such lesser amount as shall constitute 100% of the Notes of such holder) or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

     Section 9.3. Loss, Theft, Etc. of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchaser or any subsequent Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

     Section 9.4. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to all investment banking and similar fees, the reasonable charges and disbursements of Chapman and Cutler, your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and all such expenses relating to any amendments, waivers or consents pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company further agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Company agrees to pay the cost of obtaining the private placement number for the Notes and authorizes the submission of such information as may be required by Standard & Poor's CUSIP Service Bureau for the purpose of obtaining such number. .

     Section 9.5. Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to, and are not exclusive of, any rights or remedies any such holder would otherwise have.

     Section 9.6. Notices. All communications provided for hereunder shall be in writing and, if to you, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to you at your address appearing on Schedule I to this Agreement or such other address as you or the subsequent holder of any Note initially issued to you may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Company at 1536 Beech Street, Terre Haute, Indiana 47804, Attention: Robert L. Gray, or to such other address as the Company may in writing designate to you or to a subsequent holder of the Note initially issued to you; provided, however, that a notice to you by overnight air courier shall only be effective if delivered to you at a street address designated for such purpose in Schedule I, and a notice to you by facsimile communication shall only be effective if confirmed by transmission of a copy thereof by prepaid overnight air courier, or, in either case, as you or a subsequent holder of any Note initially issued to you may designate to the Company in writing.

     Section 9.7. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.

     Section 9.8. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

     Section 9.9. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

     Section 9.10. Governing Law. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with Illinois law, including all matters of construction, validity and performance.

     Section 9.11. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.






                                       GENERAL HOUSEWARES CORP.


                                       By Robert L. Gray
                                          -----------------------
                                          Its Vice President, Finance and
                                          Treasurer

Accepted as of November 15, 1994.


                                        FIRST COLONY LIFE INSURANCE COMPANY


                                        BY James J. Wishan
                                           ----------------
                                           Its Chief Investment Officer
                                           First Colony Corporation

NAMES AND ADDRESSES                                          PRINCIPAL AMOUNT
  OF PURCHASERS                                               OF NOTES TO BE
                                                                PURCHASED

FIRST COLONY LIFE INSURANCE COMPANY                           $8,000,000
700 Main Street
P.O. Box 1280
Lynchburg, Virginia  24505
Attention:  Mr. George D. Vermilya, Jr.
Telecopier Number:  (804) 948-5749


Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "General Housewares Corp., 8.41% Senior Notes due 2004, PPN 370073 A@ 7, principal, premium or interest") to:

     Crestar  Bank  (ABA  #05-10-0002-0)
     Richmond,   Virginia
     Credit  -  #2111
     Attention:  Income Processing Unit Number 27955

     for credit to: First Colony Life Insurance   Company
     Account   Number   10765400

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee  in which  Notes are to be issued:  None

Taxpayer  I.D.
Number: 54-0596414



                                   SCHEDULE I
                              (to Note Agreement)

NAMES AND ADDRESSES                                          PRINCIPAL AMOUNT
    OF PURCHASERS                                             OF NOTES TO BE
                                                                PURCHASED


AMERICAN MAYFLOWER LIFE                                       $2,000,000
INSURANCE COMPANY
700 Main Street
P.O. Box 1280
Lynchburg, Virginia  24504
Attention:  Mr. George D. Vermilya, Jr.
Telecopier Number:  (804) 948-5484


All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "General Housewares Corp., 8.41% Senior Notes due 2004, PPN 370073 A@ 7, principal, premium or interest") to:

     Chemical Bank
     New York, New York (ABA #0210-0012-8)
     Attention: Rich Boxer

     for credit to:  American  Mayflower  Life Insurance Company
     Custodian Account Number N-92585-25

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-5660550





                                      (I-2)

NAMES AND ADDRESSES                                          PRINCIPAL AMOUNT
  OF PURCHASERS                                               OF NOTES TO BE
                                                                PURCHASED

THE NORTH ATLANTIC LIFE INSURANCE COMPANY                       $2,000,000
OF AMERICA
c/o Washington Square Capital
100 Washington Square, Suite 800
Minneapolis, Minnesota  55401-2147
Attention:  Securities Department
Telecopier Number: (612) 372-5368

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "General Housewares Corp., 8.41% Senior Notes due 2004, PPN 370073 A@ 7, principal, premium or interest") to:

     First  National  Bank  N.A./Mpls.  (ABA #091000022)
     601 2nd Avenue South
     Minneapolis,  Minnesota
     Attention:  Securities Accounting

     for  credit to:  Northern  Life  Insurance  Company
     Account  Number 1602-3237-6105

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 41-1295933



                                      (I-3)

NAMES AND ADDRESSES                                          PRINCIPAL AMOUNT
  OF PURCHASERS                                               OF NOTES TO BE
                                                                PURCHASED

THE NORTH ATLANTIC LIFE INSURANCE COMPANY                       $2,000,000
 OF AMERICA
c/o Washington Square Capital
100 Washington Square, Suite 800
Minneapolis, Minnesota  55401-2147
Attention:  Securities Department
Telecopier Number: (612) 372-5368

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "General Housewares Corp., 8.41% Senior Notes due 2004, PPN 370073 A@ 7, principal, premium or interest") to:

     Northern Trust Company (ABA #071-000-152)

     for credit to: The North Atlantic Life Insurance Company of America Account Number 5186041000
     Further Credit to 26-67303
     North Atlantic Life
     Attention: MBS Processing

Notices

All notices and communications to be addressed as first provided above, except notices of payments on or in respect of the Notes and written confirmation of each such payment to be addressed: Attention: Securities Operations.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number: 11-1983132




                                      (I-4)

NAMES AND ADDRESSES                                          PRINCIPAL AMOUNT
  OF PURCHASERS                                               OF NOTES TO BE
                                                                PURCHASED
BERKSHIRE LIFE INSURANCE COMPANY                               $2,000,000
700 South Street
Pittsfield, Massachusetts  01201
Attention:  Securities Department
Telecopier Number:  (413) 443-9397

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "General Housewares Corp., 8.41% Senior Notes due 2004, PPN 370073 A@ 7, principal, premium or interest") not later than 11:00 A.M. Chicago, Illinois time to:

     The Chase  Manhattan  Bank,  N.A. (ABA  #021000021)
     One Chase Manhattan Plaza
     New York, New York 10081

     for credit to:
     Berkshire Life Insurance Company's
     Account Number 002-4-020877

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee  in which  Notes are to be issued:  None

Taxpayer  I.D. Number: 04-1083480




                                      (I-5)


                         DESCRIPTION OF DEBT AND LEASES
Current Debt of the Company and its Restricted Subsidiaries outstanding              2,403,000
on September 30, 1994 is as follows:
                                                                                     2,403,000



Funded Debt (other than Capitalized rentals) of the Company and its Restricted Subsidiaries outstanding on September 30, 1994 is as follows



Long-term Notes Payable to Harris Bank (lines of credit)                             18,500,000
Defferred Purchase Payment Due to Normandy                                            1,363,408
$5M Subordinated Note Due Stockholders                                                5,000,000
                                                                                     ----------

Total Funded Debt                                                                    24,863,408
                                                                                     ==========


Long-term Leases of the Company and its Restricted Subsidiaries outstanding on September 30, 1994 are as follows:

                                                                                                             ANNUAL
                                                                                                             BASE RENT
LESSOR/LOCATION                                       DESCRIPTION           LEASE TERM       EXPIRES         PAYMENTS

B&B Warehousing, Sidney, OH                           Warehouse             41 mos           08/30/1995         38,400

Factory Merchants, Pigeon Forge, TN                   Retail Outlet         60 mos           04/30/1996         37,866
                                                      Store
MG Burlington, Burlington, WA                         Retail Outlet         72 mos           06/27/1997         42,884
                                                      Store
MG Chelsea, Lake Elsinore, CA                         Retail Outlet         60 mos           11/18/1997         53,288
                                                      Store
MG Hillsboro II Ltd., Hillsboro, TX                   Retail Outlet         60 mos           04/03/1997         42,328
                                                      Store
Southpoint Outlet Cntr, Gilroy,CA                     Retail Outlet         84 mos           10/31/1999         55,000
                                                      Store
Calhoun Outlet Cntr, Calhoun, GA                      Retail Outlet         60 mos           11/30/1997         45,744
                                                      Store
Tanger Factory Outlet, Casa Grande, AZ                Retail Outlet         60 mos           01/31/1998         37,500
                                                      Store
Las Vegas Outlet, Las Vegas, NV                       Retail Outlet         84 mos           03/31/2000         44,800
                                                      Store
Ohio Factory Shops, Jeffersonville, OH                Retail Outlet         72 mos           07/31/1998         43,408
                                                      Store
Gulf Coast Factory, Ellenton, FL                      Retail Outlet         60 mos           08/31/1998         40,170
                                                      Store
Castle Rock Factory Stores, Castle Rock, Co           Retail Outlet         60 mos           08/28/1998         53,436
                                                      Store
Tanger Properties, Stroud, OK                         Retail Outlet         60 mos           07/31/1998         37,500
                                                      Store
Gainesville Factory Stores, Gainesville, TX           Retail Outlet         84 mos           08/31/2000         36,160
                                                      Store
Stanley K. Tanger, Gonzales, LA                       Retail Outlet         60 mos          09/30/1998          37,500
                                                      Store
Queenstown Properties, Queentown, MD                  Retail Outlet         60 mos          10/16/1998          41,252
                                                      Store
MaxArthur Glenn Group, Algodones, NM                  Retail Outlet         60 mos          10/15/1998          43,200
                                                      Store
Stanley K. Tanger, McMinnville, OR                    Retail Outlet         60 mos          12/11/1998          40,000
                                                      Store
MCG Outlet Cntr., Conroe, TX                          Retail Outlet         60 mos          05/25/1999          44,550
                                                      Store
Horizon Outlet Centers LTD PSH, Birch Run, MI         Retail Outlet         84 mos          07/15/2001          45,000
                                                      Store
R.R. Laconia, Inc., Tilton, NH                        Retail Outlet         84 mos          07/15/2001          40,238
                                                      Store
R.R. Foley, Inc., Foley, AL                           Retail Outlet         84 mos          07/29/2001           41,850
                                                      Store
Terre Haute First National Bank                       Company Car           48 mos          01/28/1995           8,832

IBM Corp.                                             IBM Hardware/         60 mos          12/15/94           116,448
                                                      Software
                                                                                                              ---------
                                                                                                             1,085,974

Total Annual Base Rents on Leases

Capitalized Leases of the Company and its Restricted Subsidiaries outstanding on September 30, 1994 are as follows:


                                      None


                          SUBSIDIARIES OF THE COMPANY


RESTRICTED SUBSIDIARIES:

                                                                       PERCENTAGE OF VOTING STOCK
 NAME OF                         JURISDICTION OF                       OWNED BY COMPANY AND
 SUBSIDIARY                      INCORPORATION                         EACH OTHER SUBSIDIARY

Chicago Cutlery, Inc.            Florida                               100%

Chicago Cutlery etc., Inc.       Indiana                               100%

General Housewares               U.S. Virgin Islands                   100%
Export Corporation

General Housewares               Province of Quebec,                   100%
of Canada Inc.                   Canada


SUBSIDIARIES (OTHER THAN RESTRICTED SUBSIDIARIES):


                            JURISDICTION              PERCENTAGE OF VOTING STOCK
    NAME OF                 OF                        OWNED BY COMPANY AND
    SUBSIDIARY              CORPORATION               EACH OTHER SUBSIDIARY


    None                    None                      None




                     LIENS EXISTING AS OF THE CLOSING DATE
                      SECURING FUNDED DEBT OF THE COMPANY
                        AND ITS RESTRICTED SUBSIDIARIES







                                      None



                                 SCHEDULE III
                              (to Note Agreement)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). ANY SALE, TRANSFER OR OTHER DISPOSITION OF THIS NOTE (OTHER THAN TO THE ISSUER HEREOF) MAY BE MADE ONLY IF MADE (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


                            GENERAL HOUSEWARES CORP.

                               8.41% Senior Note

                             Due November 15, 2004

No.
                                                             ------------, ----
 $



     GENERAL HOUSEWARES CORP., a Delaware Corporation (the COMPANY), for value received, herby promises to pay to or registered assigns
                     on the fifteenth day of November 2004
                            the principal amount of

                                                                    DOLLARS ($ )

and to pay interest (computed on the basis of a 360-day year of twelve 30-day monthes) on the principal amount from time to time remaining unpaid hereon at the rate of 8.41% per annum from the date hereof until maturity, payable semiannually on the fifteenth of May and November in each year (commencing on May 15, 1995) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of Principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 9.41% per annum after the due date, whether by acceleration or otherwise, until paid.

     Both the principal hereof and interest hereon are payable at the principal office of the Company in Terre Haute, Indiana in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Terre Haute, Indiana or Chicago, Illinois are required by law to close or are customarily closed.


                                   EXHIBIT A
                              (to Note Agreement)

     This Note is one of the 8.41% Senior Notes due November 15, 2004 (the Notes) of the Company in the aggregate principal amount of $20,000,000 issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of November 15, 1994 (the Note Agreements), entered into by the Company with the original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.

     This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

     The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in Section 2 of the Note Agreements.

     This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.



                                                        GENERAL HOUSEWARES CORP.

                                                        By
                                                          ----------------------
                                                          Its

                         REPRESENTATION AND WARRANTIES


     The Company represents and warrants to you as follows:

     1. Subsidiaries. Schedule II attached to the Agreements states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the company and/or its Subsidiaries. Those Subsidiaries listed in Section 1 of said Schedule II constitute Restricted Subsidiaries. The Company and each Subsidiary has good and marketable title to all of the shares it pruports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

     2. Corporate Organization and Authority. The Company, and each Restricted Subsidiary,

          (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

          (b) has all requisite power and authority and all necessary licenses and permits to won and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and

          (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not have a material adverse effect on the financial condition or propertied or operations of the Company and its Restricted Subsidiaries taken as a whole.

     3. Business and Property. You have hertofore been furnished with a copy of the Confidential Offering Memorandum dated October 12, 1994 (the "Memorandum") prepared by First Chicago which generally sets forht the business conduc5ed and proposed to be conducted by the Company and its Subsidiaries and the principal properties of the Company and its Subsidiaries.

     4. Financial Statements. (a)The consolidated balance sheets of the Company and its consolidated Subsidiaries as of December 31 in each of the years 1989 to 1993, both inclusive, and the statements of income and retained earnings and changes in financial position or cash flows for the fiscal years ended on said dates, each accompanied by a report theron containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by Price Waterhouse, have been prepared in accordance with GAAP consistently applied except as therinnoted, are correct and complete and present fairly the financial postition of the company and its consolidated Subsidiaries as of such dates and the results of their operations and changes in their financial position or cash flows for such periods. the unaudited consolidated balance sheets of the

                                   EXHIBIT B
                              (to Note Agreement)

Company and its consolidated Subsidiaries as of September 30, 1994, and the unaudited statements of income and retained earnings and cash flows for the nine-month period ended on said date prepared by the Company have been prepared in accordance with GAAP consistently applied, are correct and complete and present fairly the financial position of the Company and its consolidated Subsidiaries as of said date and the results of their operations and changes in their financial posititon or cash flows for such period.

     (b) Since December 31, 1993 there has been no change in the condition, financial or otherwise, of the Company and its consolidated Subsidiaries as shown on the consolidate balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

     5. Indebtedness. Schedule II attached to the Agreements correctly describes all Current Debt, Funded Debt, Capitalized Leases and Long-Term Leases of the Company and its Restricted Subsidiaries outstanding on September 30, 1994.

     6. Full Disclosure. Neither the financial statements referred to in paragraph 4 hereof nor the Agreements, the Memorandum or any other written statement furnished by the Company to you in connection with the negotiation of the sale of the Notes, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company or its Subsidiaries which the company has not disclosed to your in writing whcih materially affects adversely nor, so far as the Company can now foresee, will materially affect adversely the properties, business, prospects profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole.

     7. Pending Litigation. There are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary in any court or before any governmental authority or arbitration board or tribunal whcih involve a reasonable likelihood of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the company and its Restricted Subsidiaries. Except as discolsed by the Company in its annual report on Form 10K for the fiscal year ended December 31, 1993 and its quarterly reports on Form 10Q for the quarterly periods ending March 31, 1994, June 30, 1994 and September 30, 1994, respectively, neither the Company nor any Restricted Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

     8. Title to Properties. The Company and each Restricted Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 4 hereof, except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by the Agreements. Schedule III attached to the Agreement correctly describes all Liens securing Funded Debt of the company and its Restricted Subsidiaries as of the Closing Date.

     9. Patents and Trademarks. The Company and each Restricted Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyrights, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

     10. Sale is Legal and Authorized. (a) the sale of the Notes and compliance by the Company with all of the provisions of the Agreements and the Notes --

          (i) are within the corporate powers of the Company; and

          (ii) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company.

     (b) The sale of the Notes and the execution and delivery of the Agreements and the Notes have been duly authorized by proper corporated action on the part of the Company (no action by the stockholders of the Company being required by law, by the Articles of Incorporation or By-laws of the Company or otherwise) and the Agreements and the Notes have been executed and delivered by the Company and constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.

     11. No Defaults. No Default or Event of Default has occurred and is continuing. The company is not in default in the payment of principal or interest on any Indebtedness for borrowed money and is not in default under any instrument or instruments or agreements under and subject to which any Indebtedness for borrowed money has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

     12. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreements or the issuance, sale or delivery of the Notes or compliance by the Company with any of the provisions of the Agreements or the Notes.

     13. Taxes. All tax returns required to be filed by the Company or any Restricted Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Restricted Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before December 31, 1990, the Federal income tax liablility of the Company and its Restricted Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Company and its Restricted Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. Although the Company is currently being audited by the Internal Revenue Service for the taxable year ending December 31, 1991 and although the Company has been informed by the Internal Revenue Service in connection with such audit that certain deductions may be disallowed, the company does not know of any proposed additional tax assessment against it for which adequate provision has not be en made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company and each Restricted Subsidiary are adequate for all open years, and for its current fiscal period.

     14. Use of Proceeds. The net proceeds from the sale of the Notes will be used to pay down existing indebtedness under the Company's bank-provided credit lines and for other corporate purposes. None of the transactions contemplated in the Agreements (including, without limitation thereof, the use of proceeds from the issuance of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G,T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation G. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing the proceeds of which were used to purchase, any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

     15. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security to or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other that the Purchasers and not more than 48 other institutional investors, each of whom was offered a portion of the Notes at private sale for investment. Neither the company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security to or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

     16. ERISA. the consummation of the transaction provided for in the Agreements and compliance by the Company with the provisions thereof and the Notes issued thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code or 1986, as amended. Each Plan complies in all material repects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) neither the Company nor any ERISA Affiliate has withdrawn from any Plan or Multiemployer Plan or instituted steps to do so, (c) no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any

Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Company or any ERISA Affiliate, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits by an amount greater that $99,000 in the aggregate. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any prot-retirement "welfare benefit plan" (as such term is defined in ERISA except as has been disclosed to the Purchasers.

     17. Compliance with Law. (a) Neither the Company nor any Restricted Subsidiary (1) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (2) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially affect adversely the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole, or impair the ability of the Company to perform its obligations contained in the Agreements or the Notes. Neither the Company nor any Restricted Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

     (b) Without limiting the provisions of clause (a) of this paragraph 17, the Company is in compliance with all applicable Environmental Laws, the failure to comply with which would materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform its obligations under the Agreements or the Notes.

     18. Investment Company Act. The Company is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

     19. Foreign Assets Control Regulations, etc. None of the Company, any Restricted Subsidiary or any Affiliate of the Company is, by reason of being a "national" of "designated foreign country" or a "specially designated national" within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, subject to any restriction or prohibition under, or is in violation of, any Federal statute or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownerhip or operation of any property.

                DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION

     The closing opinion of Chapman and Cutler, special counsel to the purchasers, called for by Section 4.1 of the Agreements, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

          1. The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and the corporate authority to execute and deliver the Agreements and to issue the Notes.

          2. The Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreements does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

     The opinion of Chapman and Cutler shall also state that the opinion of Gordon R. Erickson, Esq., is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

     In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware, the By-laws of the Company and the general business corporation law of the State of Delaware. The opinion of Chapman and Cutler is limited to the laws of the State of Illinois, the general business corporation law of the State of Delaware and the Federal laws of the United States.

                                   EXHIBIT C
                              (to Note Agreement)

     With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company.

            DESCRIPTION OF CLOSING OPINION OF COUNSEL TO THE COMPANY

     The closing opinion of Gordon R. Erickson, Esq., General Counsel for the Company, which is called for by Section 4.1 of the Agreements, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

          1. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and the corporate authority to execute and perform the Agreements and to issue the Notes and has the full corporate power to carry on its present business and is duly licensed or qualified in all states and jurisdictions wherein the nature of the business carried on by it or the assets and properties owned or leased by it requires such qualification or licensing, except where the failure to be so licensed or qualified would not have a material adverse effect on the financial condition or properties or operations of the Company and its Restricted Subsidiaries taken as a whole.

          2. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company.

          3. The Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contracts of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution, delivery and performance of the Agreements or the Notes.

                                   EXHIBIT D
                              (to Note Agreement)

          6. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Certificate of
     Incorporation or By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

          7. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreements does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         8. The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Agreements do not violate or conflict with Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          9. There is no litigation pending or, to the best knowledge of such counsel, threatened which in such counsel's opinion could reasonably be expected to have a materially adverse effect on the Company's business or assets or which would impair the ability of the Company to issue and deliver the Notes or to comply with the provisions of the Agreements.

     The opinion of Gordon R. Erickson, Esq., shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request and may rely upon an opinion of Canadian counsel with respect to the opinion required in paragraph 2 regarding the Company's Canadian Subsidiary. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.


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